Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-00618 of Gables Residential Trust on Form S-8 of our report dated June 28, 2004, appearing in this Annual Report on Form 11-K of Gables Residential Trust 401(K) Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Atlanta,  Georgia
June 28, 2004